As filed with the Securities and Exchange Commission October 27, 2009	Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________

BANK OF MARIN BANCORP
(Exact name of registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

504 Redwood Boulevard, Suite 100
Novato, California
94947

(Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant’s Principal Executive Offices)

Russell A. Colombo
President and Chief Executive Officer
Bank of Marin Bancorp
504 Redwood Blvd., Suite 100
Novato, CA  94947
(Name and address of agent for service)

(415) 763-4520
(Telephone number, including area code, of agent for service)

Copies of communications to:

John F. Stuart, Esq.
Kenneth E. Moore, Esq.
 Stuart | Moore
641 Higuera Street
Suite 302
San Luis Obispo, CA  93401
(805) 545-8590

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)(3)	Proposed maximum offering price per unit(1)(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock
Preferred Stock
Warrants
Units (4)
Total:			$75,000,000(1)(2)	$ 4,185.00(5)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
The Registrant is hereby registering an additional indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $75,000,000, which may be offered from time to time in unspecified numbers at unspecified prices.  The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Securities registered hereunder may be sold separately, together or as units with other securities registered hereby.

(3)
The Registrant is hereby registering such indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange, or exercise.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more equity securities, which may or may not be separable from one another.

(5)	Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 27, 2009

PROSPECTUS

BANK OF MARIN BANCORP

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

Title, Amount and Offering Price of Securities.  We may offer, issue and sell from time to time, together or separately, (a) shares of our common stock, (b) shares of our preferred stock, which we may issue in one or more series, (c) warrants to purchase our common or preferred securities and (d) units which may include a combination of any of the other offered securities, up to a maximum aggregate offering price of $75,000,000.

Prospectus Supplements.  We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Market and Market Price.  Our common stock is listed on the NASDAQ Capital Market under the symbol “BMRC.”  On October 22, 2009, the closing price of our common stock was $34.14 per share.  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Underwriting.  We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” on page 13 in this prospectus.

Address and Telephone Number.  Our principal executive office is located at 504 Redwood Blvd, Suite 100, Novato, California 94947, and the telephone number is (415) 763-4520.
_______________________

Risk Factors.  You should carefully read and consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2008, other periodic reports incorporated into this prospectus, prospectus supplements relating to specific offerings of securities, and in other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.
________________________

These securities will be equity securities in Bank of Marin Bancorp.  These securities will be unsecured and are not savings accounts, deposits or other obligations of our bank subsidiary, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.
_________________________

The date of this prospectus is October 27, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide a prospectus supplement containing specific information about the terms of a particular offering by us. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement. See “Where You Can Find More Information” for more information.

In this prospectus, “Bank of Marin Bancorp,” the “Company,” “we,” “our,” “ours,” and “us” refer to Bank of Marin Bancorp, which is a bank holding company headquartered in Novato, California, and its subsidiary on a consolidated basis, unless the context otherwise requires. References to “Bank of Marin” mean Bank of Marin, which is our bank subsidiary.  The website for Bank of Marin Bancorp and Bank of Marin is www.bankofmarin.com.  Information on the website does not constitute part of this prospectus, unless specifically incorporated by reference.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, Bank of Marin Bancorp and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about Bank of Marin Bancorp’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Bank of Marin Bancorp and its consolidated subsidiary, Bank of Marin.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. Bank of Marin Bancorp undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein, in our Annual Report on Form 10-K for the year ended December 31, 2008, any other periodic report incorporated by reference herein, and any future prospectus supplement are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Bank of Marin Bancorp. Any investor in Bank of Marin Bancorp should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

OUR COMPANY

On July 1, 2007, a bank holding company reorganization was completed whereby Bank of Marin Bancorp became the parent holding company for Bank of Marin, its sole subsidiary. Upon formation of the holding company, Bank of Marin Bancorp became subject to regulation under the Bank Holding Company Act of 1956, as amended, which subjects it to Federal Reserve Board reporting and examination requirements. Bank of Marin was incorporated in August 1989, received its charter from the California Superintendent of Banks (now the California Department of Financial Institutions) and commenced operations in January 1990. Bank of Marin is an insured bank under the Federal Deposit Insurance Act.

Virtually all of our business is conducted through our sole subsidiary, Bank of Marin.  We operate through thirteen branch offices in Marin and southern Sonoma counties, north of San Francisco, California.  We also have a loan production office in San Francisco. Our customer base is made up of business and personal banking relationships from the communities near the branch office locations.  Our business banking focus is on small to medium-sized businesses, professionals and not-for-profit organizations.

We offer a broad range of commercial and retail lending programs designed to meet the needs of our target markets.  These include commercial loans and lines of credit, construction financing, consumer loans, and home equity lines of credit.  Through a third party vendor, we offer a proprietary Visa® credit card combined with a rewards program to our customers, as well as a Business Visa® program for business and professional customers. We also offer a cash management deposit sweep product to business clients through a third party vendor.

We offer a variety of checking and savings accounts, and a number of time deposit alternatives, including interest bearing and non-interest bearing personal and business checking accounts and time certificates of deposit.  In March 2008, we introduced a new deposit product, Certificate of Deposit Account Registry Service (“CDARS®”). CDARS® is a network through which we offer full FDIC insurance coverage in excess of the regulatory maximum by placing deposits in multiple banks participating in the network.  We also offer remote deposit capture and direct deposit of payroll, social security and pension checks.  A valet deposit pick-up service is available to our professional and business clients.  Automatic teller machines (“ATM's”) are available at each branch location and at the Marin Airporter terminal in Larkspur.

Our ATM network is linked to the STAR, PLUS and NYCE networks.  In January 2009, we began offering free access to a network of nation-wide surcharge-free ATM’s called MoneyPass.  We also offer our depositors 24-hour access to their accounts by telephone and through our internet banking products available to personal and business account holders.

We offer Wealth Management Services which include customized investment portfolio management, financial planning, trust administration, estate settlement and custody services.  We also offer 401(k) plan services to small and medium businesses through a third party vendor.

We offer branch-based Private Banking as a natural extension of our services. Our Private Banking includes deposit services, loans, investment management, trust administration, financial planning and advice on charitable giving.

As of September 30, 2009, we had consolidated total assets of $1.1 billion, total gross loans of $919.8 million, total deposits of $949.3 million and shareholder’s equity of $107.4 million.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes.  We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings.

SUMMARY OF SECURITIES OFFERED BY THIS PROSPECTUS

We may offer any of the following securities from time to time:

•	Common stock;

•	Preferred stock;

•	Warrants to purchase common stock or preferred stock; and

•	Units.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  The total dollar amount of all securities that we may issue will not exceed $75,000,000.  This prospectus, including the following summary of the securities that may be issued, describes the general terms that may apply to the securities.  The specific terms of any particular securities that we may offer will be described in a separate prospectus supplement.

Common Stock

We may offer shares of our common stock, which is currently traded on the NASDAQ Capital Market under the symbol “BMRC.”  See “Description of Common Stock” beginning on page 5 of this prospectus.

Preferred Stock

We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or the manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms that apply to that series of preferred stock. See “Description of Preferred Stock” beginning on page 9 of this prospectus.

Warrants

We may offer warrants to purchase our common stock or preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents. See “Description of Warrants” beginning on page 11 of this prospectus.

Units

We may offer units comprising one or more of the securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit.  For any particular units we offer, the applicable prospectus supplement will describe the specific terms relating to the offering and units, including, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.   See “Description of Units” beginning on page 13 of this prospectus.

Listing

If any securities we offer are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will state such information.

DESCRIPTION OF COMMON STOCK

General

The discussion below is a summary of various rights of shareholders, it is not intended to be a complete statement of all rights.  The discussion is qualified in its entirety by reference to the Articles of Incorporation of the Company, the Company’s Bylaws as well as the provisions of California and federal law.

Authorized Capital Stock.  The Company’s Articles of Incorporation authorize the issuance of up to 15,000,000 shares of Company common stock, no par value, of which 5,226,993 shares were outstanding as of September 30, 2009, and 5,000,000 shares of Company preferred stock, no par value, of which no shares are presently issued and outstanding.

Issuance of Stock.  Under the Company’s Articles of Incorporation, shares of common stock or preferred stock may be issued from time to time by the board of directors without the approval of the shareholders.

Liquidation Rights.  In the event of liquidation, holders of common stock of the Company are entitled to rights to assets distributable to shareholders on a pro rata basis after satisfaction of liabilities and rights of holders of preferred stock, if any.

Redemption Rights.  The Company is empowered by California law to buy its shares of stock from its shareholders at the mutual accord of the shareholder and the Company.

Preemptive Rights.  The Company’s Articles of Incorporation do not provide for preemptive rights.

Voting Rights.   Each share of Company common stock is entitled to one vote per share.

Cumulative voting in the election of directors of the Company may apply to elections of directors by virtue of California law.  Cumulative voting entitles a shareholder providing the proper prior notice to vote as many votes as equals the number of shares the shareholder owns multiplied by the number of directors to be elected.  A shareholder may cast all his votes for a single candidate or distribute such votes among any or all of the candidates.

Shareholder Action without a Meeting.  The Company’s Bylaws provide that any action that is required or permitted to be taken by shareholders at an annual or special meeting may be taken by a written consent signed by the same number of shareholders that would be required to approve a measure presented at an annual or special meeting.

Shareholder Vote on Business Combinations.  In general, approval of a business combination (a merger or sale of assets) involving the Company requires the approval of a majority of the Board of Directors and a favorable vote of a majority of the outstanding shares.

Special Meetings of Shareholders.  The Company’s Bylaws provide that a special meeting of the shareholders may be called by, among others, holders of 10% or more of the outstanding voting shares.

Dividends.   The Company may pay cash dividends out of funds legally available therefor, subject to the restrictions set forth in the California General Corporation Law (the “CGCL”).  The CGCL provides that a corporation may make a distribution to its shareholders if the corporation’s retained earnings equal at least the amount of the proposed distribution.  CGCL also provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions, which generally stated are as follows: (i) the corporation’s assets equal at least 1-1/4 times its liabilities, and (ii) the corporation’s current assets equal at least its current liabilities or, if the average of the corporation’s earnings before taxes on income and before interest expenses for the two preceding fiscal years was less than the average of the corporation’s interest expenses for such fiscal years, then the corporation’s current assets  must equal at least 1-1/4 times its current liabilities.

Amendment to Charter and Bylaws.  Amendments to the Company’s Articles of Incorporation generally require the approval of a majority vote of the Company’s Board of Directors and also by a majority of the outstanding shares of the Company’s voting stock.  The Company’s Bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of a majority of the total votes eligible to be voted by shareholders.

Board of Directors.  The Company’s Bylaws provide that the number of directors shall be not less than 9 nor more than 17 with the exact number of directors fixed by a resolution of the board or shareholders.  The number of directors has been fixed at 12.

Directors of the Company will also be elected annually for a one year term.

In general, the removal of a director of the Company requires a vote of a majority of the shareholders at a meeting.

Nomination to the Board of Directors.  The Company’s Bylaws require shareholders to comply with certain prior notice provisions in connection with the nomination of persons to become directors of the Company.  Failure to comply with these provisions may result in the nomination being disregarded.

Dissenters’ Rights.  Because the Company is a California corporation, the dissenters’ rights available to Company shareholders also will be governed by Chapter 13 of the CGCL.

Financial Information.  Our common stock is listed on NASDAQ Capital Market under the symbol “BMRC.”  Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Shareholder Rights Plan.  Pursuant to our Rights Agreement, each  registered holder of our common stock is entitled to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred stock, no par value of Company at a price of $125 per one one-hundredth of a preferred share, subject to adjustments, upon the occurrence of certain events.  The Bank of Marin Bancorp Rights Agreement is designed to discourage takeovers that involve abusive tactics or do not provide fair value to shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Existing Warrant

The following is a brief description of the terms of the existing warrant (the “Warrant”) currently held by the United States Treasury Department (the “Treasury”).  This summary does not purport to be complete in all respects. This description is subject to and is qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC as Exhibit 4.4 to our post effective amendment to registration statement on Form S-3 filed on April 29, 2009 and also is available upon request from us.

Shares of Common Stock Subject to the Warrant.  The Warrant is initially exercisable for 154,242 shares of our common stock.  The number of shares subject to the Warrant are subject to certain adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant.  The initial exercise price applicable to the Warrant is $27.23 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before December 5, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

The Warrant may be partially exercised.  The holder of the Warrant is entitled to receive, within three business days of partial exercise, a new substantially identical Warrant for the unexercised shares.

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.

Liquidation.  Under the American Recovery and Reinvestment Act of 2009, since we repurchased the shares of Series B Preferred Stock we sold to the Treasury, the Treasury is required to liquidate the Warrant.  As of the date of this prospectus, the Treasury has not liquidated the Warrant.

Rights as a Shareholder.  The warrantholder shall have no rights or privileges that holders of our common stock have, including any voting rights, until the Warrant has been exercised, and then only with respect to shares of common stock issued in connection with such exercise.

Transferability.  The Treasury may freely transfer all or any portion of the Warrant, and all rights under the Warrant.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the Treasury no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2011.

Other Distributions.  If we declare any dividends or distributions other than our ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant will be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF PREFERRED STOCK

General.   We have authorized 5,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding as of the date of this prospectus. Our board of directors has the authority to (or may direct a board committee to), without approval of the shareholders, issue shares of preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. The shares of preferred stock, when issued and sold, will be validly issued, fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ from any other series, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

•	for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

•	whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock;

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock; and

•	on a parity with each other series of preferred stock and all other classes of our capital stock.

Dividends.   If described in the applicable prospectus supplement, we will pay dividends to the holders of preferred stock, when and as declared by the board of directors, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, the payment dates and payment periods for dividends, and whether the dividends are cumulative or non-cumulative. The board of directors will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Redemption.   The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights.   In the event we liquidate, dissolve or wind up our affairs, the holders of shares of preferred stock will be entitled to receive, out of our assets available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our securities ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger in which we participate with or into another corporation nor a merger of another corporation with or into us nor a sale or transfer of all or part of our assets for cash or securities will be considered a liquidation, dissolution or winding up.

If, upon our liquidation, dissolution or winding up, our assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets.

Voting Rights.   Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF WARRANTS

We may offer warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities.  Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the related prospectus supplement relating to the particular issue of warrants.  The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The specific terms of a series of warrants will be described in the prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue.  The prospectus supplement relating to the warrants will describe the specific terms of any issuance of warrants.  The terms of any warrants we offer may differ from the terms described in this prospectus.   Consequently, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement.  For a description of the terms of a particular series of warrants, you should carefully read this prospectus, the prospectus supplement related to those warrants, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part or by a document incorporated by reference into this prospectus.

Terms. If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which shares of common stock may be purchased upon exercise of the warrants;

•
the designation and terms of any series of preferred stock purchasable upon exercise of the warrants to purchase preferred stock and the price at which shares of preferred stock may be purchased upon exercise of the warrants;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive any dividends or vote.  Unless otherwise stated in the prospectus supplement, warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent.

Exercise of Warrants.  Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the related prospectus supplement. Warrants may be exercised at the times set forth in the applicable prospectus supplement.  After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void.  Subject to any restrictions and additional requirements that may be set forth in the related prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise.  The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants.  Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise.  If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants.  For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation by Reference” on page 15 of this prospectus.  We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

We may offer units comprising one or more of the securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit.  Consequently, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.  In this section, we describe the general terms and provisions of the units that we may offer.

The prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, the designation and terms of the units and the securities comprising the units; whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate, which will be filed with the SEC if we offer units.  We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

The following sets forth a general summary of the plan of distribution for securities we may offer. The applicable prospectus supplement may update and supersede this summary.

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	directly to one purchaser or a limited number of purchasers; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, which will include:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise provided in a prospectus supplement, any obligation of underwriters to purchase the securities will be subject to certain conditions precedent and any underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities offered from time to time under this prospectus will be passed upon for us by Stuart | Moore. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Bank of Marin Bancorp appearing in Bank of Marin Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Bank of Marin Bancorp’s internal control over financial reporting as of December 31, 2008 have been audited by Moss Adams LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.bankofmarin.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed on March 31 and October 26, 2009; and

•	Registration of Securities on Form 8-A filed on July 2, 2007.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Bank of Marin Bancorp
504 Redwood Blvd., Suite 100
Novato, California 94947
Telephone: (415) 763-4520
Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by Bank of Marin Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$4,185

Legal fees and expenses	$15,000

Accounting fees and expenses	$5,000

Miscellaneous expenses	$1,000

Total expenses	$25,185

Item 15.     Indemnification of Directors and Officers.

Bank of Marin Bancorp and its subsidiary, Bank of Marin, are subject to the California General Corporation Law (the "CGCL"), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Bylaws of Bank of Marin Bancorp and Bank of Marin contain provisions substantially identical to the provisions of the CGCL.

Bank of Marin Bancorp has entered into agreements to indemnify its directors and executive officers.  These agreements, among other things, provide that Bank of Marin Bancorp will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of Bank of Marin Bancorp or in connection with his or her service at the request of Bank of Marin Bancorp for another corporation or entity.  The indemnification agreements also establish the procedures that will apply in the event a director or officer makes a claim for indemnification.

In addition, Bank of Marin Bancorp and Bank of Marin maintain directors’ and officers’ liability insurance policies.

Item 16.       Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement between Bank of Marin Bancorp and one or more underwriters to be named*

4.1	Articles of Incorporation, as amended, is incorporated by reference to Exhibit 3.01 to Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

4.2	Bylaws, as amended, incorporated by reference to Exhibit 3.02 to Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

4.3	Rights Agreement dated as of July 2, 2007 is incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A12B filed with the Securities and Exchange Commission on July 2, 2007.

4.4	Form of Warrant Agreement*

4.5	Form of Unit Certificate*

5.1	Opinion of Stuart | Moore

23.1	Consent of Moss Adams LLP

23.2	Consent of Stuart | Moore, included in Exhibit 5.1 filed herewith

24.1	Powers of Attorney

*
To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement, or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Novato, State of California on October 26, 2009.

BANK OF MARIN BANCORP

By:	/s/ Russell A. Colombo
Russell A. Colombo
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 26, 2009.

Signature	Capacity

/s/ Joel Sklar, M.D.	Chairman of the Board
JOEL SKLAR, M.D.

/s/ Judith O’Connell Allen	Director
JUDITH O’CONNELL ALLEN

/s/ Russell A. Colombo	Director, President and Chief Executive Officer
RUSSELL A. COLOMBO

/s/ Christina J. Cook	Executive Vice President and Chief Financial
CHRISTINA J. COOK	Officer

Director
Thomas M. Foster

/s/ Robert Heller	Director
ROBERT HELLER

/s/ Norma J. Howard	Director
NORMA J. HOWARD

/s/ Stuart D. Lum	Director
STUART D. LUM

/s/ Joseph D. Martino	Director
JOSEPH D. MARTINO

/s/ William McDevitt, Jr.	Director
WILLIAM MCDEVITT, JR.

/s/ Brian M. Sobel	Director
BRIAN M. SOBEL

/s/ J. Dietrich Stroeh	Director
J. DIETRICH STROEH

/s/ Jan I. Yanehiro	Director
JAN I. YANEHIRO

Exhibit Index

Exhibit Number	Description of document

5.1	Opinion of Stuart | Moore

23.1	Consent of Moss Adams LLP

23.2	Consent of Stuart | Moore, included in Exhibit 5.1 filed herewith

24.1	Powers of Attorney